Exhibit 5.1



                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, N.Y. 10017-3954
                                 (212) 455-2000
                               FAX: (212) 455-2502



                                               September 17, 1996




Atlantic City Electric Company
6801 Black Horse Pike
Egg Harbor Township, New Jersey  08234-4130


Ladies and Gentlemen:

     We have acted as counsel for Atlantic City Electric Company, a New Jersey corporation (the "Company"), and Atlantic Capital I, a statutory business trust created under the Business Trust Act of the State of Delaware (the "Trust"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (Registration No. 333-06625), as amended (the "Registration Statement"), relating to (i) the issuance by the Trust of its Cumulative Quarterly Income Preferred Securities ("QUIPS") (the "Preferred Securities") and (ii) in connection therewith, the deposit by the Company with the Trust as trust assets of its Junior Subordinated Deferrable Interest Debentures (the "Junior Subordinated Debentures"). Concurrently with the delivery of Junior Subordinated Debentures to the Trust, the Company will make a cash contribution to the Trust, the proceeds of which will be used by the Trust to purchase as trust assets additional Junior Subordinated Debentures. The Junior Subordinated Debentures are to be issued under an Indenture (the "Indenture"), to be entered into by and between the Company and The Bank of New York, as trustee. The Preferred Securities will be guaranteed (the "Guarantee") by the Company to the extent described in the Prospectus forming a part of the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates of public officials and other instruments and have made such other and further investigations, as we have deemed relevant or necessary as a basis for the opinions hereinafter set forth.

Atlantic City Electric Company         -2-                    September 17, 1996


     Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

          1. Assuming that the Indenture and the Junior Subordinated Debentures have been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has been duly executed and delivered, (iii) the terms of the Junior Subordinated Debentures have been duly established in accordance with the Indenture and (iv) the Junior Subordinated Debentures have been duly executed and authenticated in accordance with the Indenture and duly issued and delivered to the Trust as contemplated by the Registration Statement and upon payment therefor, the Junior Subordinated Debentures will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

          2. Assuming that the Guarantee has been duly authorized, when (i) the Registration Statement has become effective under the Act, (ii) the Guarantee has been duly executed and delivered and (iii) the Preferred Securities have been duly issued and delivered as contemplated by the Registration Statement and upon payment therefor, the Guarantee will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

     We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Opinions" in the Prospectus forming a part of the Registration Statement.

                                       Very truly yours,


                                       /s/ Simpson Thacher & Bartlett

                                       SIMPSON THACHER & BARTLETT